PROXY

                           STRATEGIC GROWTH PORTFOLIO

                                       OF

                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                NOVEMBER 5, 2008

         KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Strategic Growth Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on November 5, 2008, at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016, at 10:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby MetLife Aggressive Strategy Portfolio, a series of the Trust, will (i) acquire all of the assets of Strategic Growth Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Strategic Growth Portfolio.

                  FOR  [ ]       AGAINST  [ ]        ABSTAIN  [ ]

         Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                Dated: ____________________, 2008

                                 ______________________________________________
                                 Name of Insurance Company

                                _______________________________________________
                                 Name and Title of Authorized Officer

                                _______________________________________________
                                 Signature of Authorized Officer



STRATEGIC GROWTH PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
_______ Insurance Company
Separate Account _____



                     4 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                                  STRATEGIC GROWTH PORTFOLIO
1.  Return this voting instruction form using the enclosed            5 Park Plaza, Suite 1900, Irvine, California 92614
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                       VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                      Special Meeting of Shareholders
3.  Vote by telephone - see instructions in Prospectus/                                November 5, 2008, 10:00 a.m.
    Proxy Statement
4.  Vote by fax - see instructions in Prospectus/Proxy Statement

***  CONTROL NUMBER:                           ***


STRATEGIC GROWTH PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Strategic Growth Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 260 Madison Avenue, 10th Floor, New York, New York 10016 at 10:00 a.m. Eastern Time on November 5, 2008, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2008



                                                 PLEASE SIGN IN BOX BELOW




                                               Signature - Please sign exactly
                                               as your name appears at left.
                                               Joint owners each should sign.
                                               When signing as attorney,
                                               executor, administrator, trustee
                                               or guardian, please give full
                                               title as such. If a corporation,
                                               please sign in full corporate
                                               name by president or authorized
                                               officer. If a partnership, please
                                               sign in partnership name by
                                               authorized person.

          Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.


                                                                                  FOR           AGAINST          ABSTAIN

To approve or disapprove the Agreement and Plan of Reorganization with respect to the acquisition of Strategic Growth Portfolio, a series of the Trust, by
MetLife Aggressive Strategy Portfolio, a series of the
Trust.                                                                            [ ]             [ ]              [ ]

